UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2018 (February 8, 2018)

NCI Building Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14315	76-0127701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2018, NCI Building Systems, Inc. (the “Company”) announced that it had delivered a conditional notice of redemption (the “Notice”) to the trustee of the outstanding 8.25% senior notes due 2023 (the “Notes”) issued by the Company. The Notice called for the redemption of the $250 million aggregate principal amount of the Notes and is conditioned on the completion by the Company of

Certain refinancing transactions, including a new first lien term loan facility and a new ABL facility.

On February 8, 2018, the Company entered into a Term Loan Credit Agreement and ABL Credit Agreement (each defined below), the proceeds of which, together, will be used to redeem the Notes and to refinance the Company’s existing term loan credit facility and the Company’s existing asset-based revolving credit facility.

Term Loan Credit Agreement

On February 8, 2018, the Company entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) among the Company, as Borrower, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent (the “Term Agent”), and the lenders from time to time party thereto (the “Term Loan Lenders”). The Term Loan Credit Agreement provides for a term loan credit facility in an aggregate principal amount of $415.0 million (the “Term Loan Credit Facility”). Proceeds from borrowings under the Term Loan Credit Facility were used, together with cash on hand, (i) to refinance the existing term loan credit agreement, (ii) to redeem and repay the Notes (the foregoing, collectively, the “Refinancing”) and (iii) to pay any fees, premiums and expenses incurred in connection with the Refinancing.

The term loans under the Term Loan Credit Agreement will mature on February 7, 2025 and, prior to such date, will amortize in nominal quarterly installments equal to one percent of the aggregate principal amount thereof per annum.

The term loans under the Term Loan Credit Agreement will be prepayable at the Company’s option at any time, subject to minimum principal amount requirements. Prepayments in connection with a repricing transaction (as defined in the Term Loan Credit Agreement) during the first six months after the closing of the Term Loan Credit Facility will be subject to a prepayment premium equal to 1% of the principal amount of the term loans being prepaid. Prepayments may otherwise be made without premium or penalty (other than customary breakage costs). The Company will also have the ability to repurchase a portion of the term loans under the Term Loan Credit Agreement subject to certain terms and conditions set forth in the Term Loan Credit Agreement.

Subject to certain exceptions, the term loans under the Term Loan Credit Agreement will be subject to mandatory prepayment in an amount equal to:

•	the net cash proceeds of (1) certain asset sales (subject to reduction to 50% or 0%, if a specified leverage ratio targets are met), (2) certain debt offerings, and (3) certain insurance recovery and condemnation events; and
•	50% of annual excess cash flow (as defined in the Term Loan Credit Agreement), subject to reduction to 0% if a specified leverage ratio target is met.

At the Company’s election, the interest rates applicable to the term loans under the Term Loan Credit Agreement will be based on a fluctuating rate of interest measured by reference to either (1) an adjusted London inter-bank offered rate, or “LIBOR,” or (2) an alternate base rate, in each case, plus a borrowing margin. Overdue amounts will bear interest at a rate that is 2% higher than the rate otherwise applicable.

The Term Loan Credit Facility contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants, among other things, will limit or restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, make dividends and other restricted payments, create liens securing indebtedness, engage in mergers and other fundamental transactions, enter into restrictive agreements, amend certain documents in respect of other indebtedness, change the nature of their business and engage in certain transactions with affiliates.

The Term Loan Credit Agreement contains customary events of default, including non-payment of principal, interest or fees, violation of covenants, material inaccuracy of representations or warranties, cross default and cross acceleration to certain other material indebtedness, certain bankruptcy events, certain ERISA events, material invalidity of security interest, material judgments and change of control.

The Term Loan Credit Agreement also provides that the Company has the right at any time to request incremental commitments under one or more incremental term loan facilities or incremental revolving loan facilities, subject to compliance with a pro forma consolidated secured debt to EBITDA leverage ratio. The Term Loan Lenders will not be under any obligation to provide any such incremental commitments, and any such addition of or increase in commitments will be subject to pro forma compliance with customary conditions.

Term Loan Guarantee and Collateral Agreement

On February 8, 2018, the Company entered into a guarantee and collateral agreement (the “Term Loan Guarantee and Collateral Agreement”) among the Company, certain subsidiaries of the Company and the Term Agent, pursuant to which, the obligations under the Term Loan Credit Agreement are guaranteed by each direct and indirect U.S. restricted subsidiary of the Company, other than certain excluded subsidiaries. The obligations under the Term Loan Credit Agreement and the designated cash management arrangements and hedging agreements, if any, and the guarantees thereof are secured pursuant to the Term Loan Guarantee and Collateral Agreement by the following, in favor of the Term Agent:

•	a perfected security interest in substantially all tangible and intangible assets of the Company and each guarantor (other than ABL Priority Collateral (as defined below)), including the capital stock of each direct material domestic subsidiary owned by the Company and each guarantor, and 65% of the capital stock of any non-U.S. subsidiary held directly by the Company or any guarantor, subject to customary exceptions (the “Term Loan Priority Collateral”), which security interest will be senior to the security interest in the foregoing assets securing the ABL Credit Facility (as defined below); and

•	a perfected security interest in the ABL Priority Collateral, which security interest will be junior to the security interest in the ABL Priority Collateral securing the ABL Credit Facility.

ABL Credit Agreement

On February 8, 2018, subsidiaries of the Company, NCI Group, Inc. (“NCI Group”), Robertson-Ceco II Corporation (together with NCI Group, the “ABL Borrowers”), and the Company, as a guarantor (the “Guarantor”), entered into an ABL Credit Agreement (the “ABL Credit Agreement”) with the lenders from time to time party thereto (the “ABL Lenders”) and Well Fargo Bank, National Association, as Swingline Lender, Issuing Lender, Administrative Agent and Collateral Agent (the “ABL Agent”).

The ABL Credit Agreement provides for an asset-based revolving credit facility which allows aggregate maximum borrowings by the ABL Borrowers of up to $150.0 million (the “ABL Credit Facility”). As set forth in the ABL Credit Agreement, extensions of credit under the ABL Credit Facility are limited by a borrowing base calculated periodically based on specified percentages of the value of eligible accounts receivable, eligible credit card receivables and eligible inventory, less certain reserves and certain adjustments (the “Borrowing Base”). Initial availability under the ABL Credit Facility will be approximately $140.0 million. Availability will be reduced by issuance of letters of credit as well as any borrowings.

The termination date of the ABL Credit Agreement is February 8, 2023, subject to acceleration of maturity under certain circumstances. In addition, the ABL Credit Agreement provides the right for individual ABL Lenders to extend the maturity date of their commitments and loans upon the request of the ABL Borrowers and without the consent of any other ABL Lender.

As set forth in the ABL Credit Agreement, the interest rates per annum applicable to borrowings under the ABL Credit Agreement will be based on a variable rate of interest measured by reference to either (1) an adjusted London inter-bank offered rate or “LIBOR” or (2) an alternate base rate, in each case, plus a borrowing margin that will vary depending on the quarterly average excess availability under such facility. As set forth in the ABL Credit Agreement, the ABL Borrowers will pay certain fees for letters of credit issued under the ABL Credit Agreement based on a pricing grid plus a fee of 0.125% per annum on the amount drawn to the issuing ABL Lender. The ABL Credit Facility bears a customary commitment fee, based on the average daily percentage utilized.

The ABL Credit Facility contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants are limited to the following: limitations on the incurrence of debt, creation of certain liens, fundamental changes, line of business, certain negative pledges, mergers, consolidations or amalgamations, currency, commodity and other hedging transactions, transactions with affiliates (with exceptions to include among other things transactions approved by a majority of disinterested directors), dispositions of collateral, investments and acquisitions, restricted payments and certain optional prepayments of contractually subordinated debt or amendments of documents related to such contractually subordinated debt. The negative covenants are subject to customary exceptions and also permit acquisitions, investments, mergers, consolidations and amalgamations, asset sales, dividends, distributions and other restricted payments, and sales of all or substantially all assets involving subsidiaries upon satisfaction of certain requirements provided in the ABL Credit Agreement.

There are no financial covenants included in the ABL Credit Agreement, other than a springing minimum fixed charge coverage ratio of at least 1.00 to 1.00, which is tested only when specified availability (as defined therein) is less than the greater of (i) 10.0% of the lesser of (x) the then aggregate effective commitments under the ABL Credit Facility and (y) the then applicable borrowing base and (ii) $12,500,000, and continuing until such time as specified availability has been in excess of such threshold for a period of 30 consecutive calendar days.

Each of the ABL Borrowers may at any time prepay the loans and reimbursement obligations under the letters of credit issued under the ABL Credit Facility, in whole or in part, subject to certain indemnification and notice requirements. If, at any time, the aggregate amount of outstanding revolving credit loans, swingline borrowings, unreimbursed drawings under letters of credit and the undrawn amount of outstanding letters of credit exceeds the lesser of (x) the then applicable borrowing base and (y) the then total effective commitments under the ABL Credit Facility, prepayments of the revolving credit loans and/or swingline borrowings (and after giving effect to such prepayment, the cash collateralization of letters of credit) will be required in an amount equal to such excess. The application of proceeds from mandatory prepayments shall not reduce the aggregate amount of loan commitments under the ABL Facility and amounts prepaid may be reborrowed, subject to availability and then effective commitments under the ABL Facility.

The ABL Credit Agreement contains customary events of default, including for nonpayment of principal when due, nonpayment of interest or other amounts, violation of covenants, inaccuracy of representations or warranties in any material respect, cross payment default or cross acceleration to other material debt, cross default with respect to the certain financial maintenance covenants, certain bankruptcy or insolvency events, certain material monetary judgments, certain ERISA events, actual or asserted invalidity of material guarantees or security documents and a change of control, in each case subject to customary threshold, notice and grace period provisions.

ABL Guarantee and Collateral Agreement

On February 8, 2018, the Company entered into a guarantee and collateral agreement (the “ABL Guarantee and Collateral Agreement”) among the Company, certain subsidiaries of the Company and the ABL Agent, pursuant to which, the obligations under the ABL Credit Agreement are guaranteed by each direct and indirect U.S. restricted subsidiary of the Company, other than certain excluded subsidiaries. The obligations under the ABL Credit Agreement and the designated cash management arrangements and hedging agreements, if any, and the guarantees thereof are secured pursuant to the ABL Guarantee and Collateral Agreement by the following, in favor of the ABL Agent:

•	a perfected security interest in all present and after-acquired inventory, accounts receivable, deposit accounts, securities accounts, and any cash or other assets in such accounts (and, to the extent evidencing or otherwise related to such items, all general intangibles, intercompany debt, insurance proceeds, letter of credit rights, commercial tort claims, chattel paper, instruments, supporting obligations, documents, investment property and payment intangibles) and the proceeds of any of the foregoing and all books and records relating to, or arising from, any of the foregoing, except to the extent such proceeds constitute Term Loan Priority Collateral, and subject to customary exceptions (the “ABL Priority Collateral”), which security interest is senior to the security interest in the foregoing assets securing the Term Loan Credit Facility; and

•	a perfected security interest in the Term Loan Priority Collateral, which security interest will be junior to the security interest in the Term Loan Priority Collateral securing the Term Loan Credit Facility.

Intercreditor Agreement

The respective rights of the ABL Facility lenders and the Term Loan Credit Facility lenders in the ABL Priority Collateral and the Term Loan Priority Collateral are governed by an intercreditor agreement, dated as of February 8, 2018, entered into by the collateral agent for the ABL Facility and the collateral agent for the Term Loan Credit Facility (the “Intercreditor Agreement”).

The foregoing summary of the Term Loan Credit Agreement, the Term Loan Guarantee and Collateral Agreement, the ABL Credit Agreement, the ABL Guarantee and Collateral Agreement and the Intercreditor Agreement (collectively, the “Credit Documents”) does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On February 8, 2018, in connection with entry into the Term Loan Credit Agreement, the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Credit Agreement, dated as of June 22, 2012 (the “Existing Term Loan Credit Agreement”), among the Company, as Borrower, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and the lenders party thereto, as amended on June 24, 2013 and May 2, 2017, and terminated the Existing Term Loan Credit Agreement. No penalties were due in connection with such repayment.

On February 8, 2018, in connection with entry into the ABL Credit Agreement, the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Loan and Security Agreement, dated October 20, 2009 (the “Existing ABL Credit Agreement”), among NCI Group, Inc. and Robertson-Ceco II Corporation, as borrowers, the Company, as a guarantor, the other borrowers and guarantors party thereto, Wells Fargo Capital Finance, LLC, as administrative agent and collateral agent, and the lenders and other financial institutions party thereto, as amended on December 3, 2010, May 2, 2012 and November 7, 2014, and terminated the Existing ABL Credit Agreement, including all commitments and obligations thereunder.

On February 8, 2018, in connection with entry into the Term Loan Guarantee and Collateral Agreement and the ABL Guarantee and Collateral Agreement, the Company and the subsidiaries from time to time party thereto have terminated their respective obligations under the existing guarantee and collateral agreement, dated as of June 22, 2012, among the Company and certain of its subsidiaries, and Credit Suisse AG, Cayman Islands Branch, as collateral agent.

On February 8, 2018, in connection with entry into the Credit Documents, the Company and the domestic subsidiaries party thereto have terminated their respective obligations under the Company’s existing intercreditor agreement, dated as of October 20, 2009, by and among the Company, as borrower or guarantor, certain domestic subsidiaries of the Company, as borrowers or guarantors, Credit Suisse AG, Cayman Islands Branch, as term loan agent and term loan administrative agent, Wells Fargo Capital Finance, LLC, as working capital agent and working capital administrative agent and Wells Fargo Bank, National Association, as control agent, as amended on June 22, 2012.

On February 8, 2018, in connection with the redemption and repayment of the Notes, the Company has satisfied and discharged its obligations with respect to the Notes under the Indenture, dated as of January 16, 2015, among the Company, the Subsidiary Guarantors from time to time parties thereto and Wilmington Trust, National Association, as Trustee, as supplemented by the First Supplemental Indenture and Second Supplemental Indenture, each dated as of January 16, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Term Loan Credit Agreement and the ABL Credit Agreement disclosed under Item 2.01 hereof is also responsive to this Item 2.03 and is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Term Loan Credit Agreement, dated as of February 8, 2018, among the Company, as Borrower, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and the lenders party thereto.

10.2	Term Loan Guarantee and Collateral Agreement, dated as of February 8, 2018, made by the Company and certain of its subsidiaries, in favor of Credit Suisse AG, Cayman Islands Branch, as Collateral Agent.

10.3	ABL Credit Agreement, dated as of February 8, 2018, among the Company, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent, and the lenders party thereto.

10.4	ABL Guarantee and Collateral Agreement, dated as of February 8, 2018, made by the Company and certain of its subsidiaries, in favor of Wells Fargo Bank, National Association, as Collateral Agent.

10.5	Intercreditor Agreement, dated as of February 8, 2018, among the Company, certain of its subsidiaries, Credit Suisse AG, Cayman Islands Branch and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2018

NCI Building Systems, Inc.
(Registrant)

By:	/s/ Todd R. Moore
Name:	Todd R. Moore
Title:	Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Term Loan Credit Agreement, dated as of February 8, 2018, among the Company, as Borrower, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and the lenders party thereto.

10.2	Term Loan Guarantee and Collateral Agreement, dated as of February 8, 2018, made by the Company and certain of its subsidiaries, in favor of Credit Suisse AG, Cayman Islands Branch, as Collateral Agent.

10.3	ABL Credit Agreement, dated as of February 8, 2018, among the Company, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent, and the lenders party thereto.

10.4	ABL Guarantee and Collateral Agreement, dated as of February 8, 2018, made by the Company and certain of its subsidiaries, in favor of Wells Fargo Bank, National Association, as Collateral Agent.

10.5	Intercreditor Agreement, dated as of February 8, 2018, among the Company, certain of its subsidiaries, Wells Fargo Bank, National Association, as ABL Agent, and Credit Suisse AG, Cayman Islands Branch, as Term Loan Agent.